PETMED EXPRESS, INC.

QUARTER ENDED SEPTEMBER 30, 2011

CONFERENCE CALL TRANSCRIPT

OCTOBER 24, 2011 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc., doing business as 1-800-PetMeds conference call to review the financial results for the second fiscal quarter ended on September 30, 2011.  At the request of the Company, this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, on-line, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the “PetMeds” family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medications, in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time, I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom. Sir, you may begin.

Bruce Rosenbloom:

Thank you. Good morning. I’d like to welcome everybody here today.  Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I’d like to remind everyone that the first portion of this conference call will be listen-only, until the question-and-answer session, which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions.  Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent Annual Report and other filings with the Securities and Exchange Commission.  Now, let me introduce today’s speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you, Bruce, welcome everyone. Thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our second fiscal quarter and six months ended on September 30, 2011 to last year's quarter and six months ended on September 30, 2010.  Our results have been impacted by our more aggressive flea and tick product pricing, as a response to increased competition, and our results were further impacted by the introduction of generic Frontline to the market. Due to pending patent litigation unrelated to the company, against one of the generic Frontline products, we chose not to actively participate in the generic flea and tick market, which negatively impacted our sales.

For the second fiscal quarter ended on September 30, 2011, sales were $58.2 million, compared to sales of $61.2 million for the same period the prior year, a decrease of 4.9%. For the six months ended on September 30, 2011, sales were $131.8 million, compared to $135.6 million for the six months the prior year, a decrease of 2.8%. The decreases were due to decreased new order and reorder sales.  For the second fiscal quarter, net income was $3.9 million, or $0.19 cents diluted per share, compared to $5.0 million, or $0.22 cents diluted per share for the same quarter the prior year, a decrease to earnings per share of 13%. For the six months, net income was $8.8 million, or $0.41 cents diluted per share, compared to $12.2 million, or $0.54 cents diluted per share a year ago, a decrease to earnings per share of 23%. The decreases were mainly due to lower sales and decreases in gross profit margins as a result of more aggressive pricing on flea and tick products.

Reorder sales decreased by 5.0% to $45.5 million for the quarter, compared to reorder sales of $47.9 million for the same quarter the prior year. For the six months the reorder sales decreased by 3.2% to $102.1 million, compared to $105.5 million for the same period last year. These decreases were also due to lower pricing on flea and tick products as a response to increased competition.  New order sales decreased by 4.7% to $12.7 million for the quarter, compared to $13.4 million for the same period the prior year. For the six months, the new order sales decreased by 1.4% to $29.7 million, compared to $30.1 million for the same period last year.

Exhibit 99.1 Page 1 of 6

We acquired approximately 184,000 new customers in our second fiscal quarter, compared to 185,000 for the same period the prior year, and we acquired approximately 410,000 new customers in the six months, compared to 404,000 for the same period a year ago.  Our average order was approximately $76 for the quarter, compared to $79 for the same quarter the prior year, and approximately 74% of our sales were generated on our web site for the quarter, compared to 72% for the same period the prior year.

The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off seasons.

For the second fiscal quarter, our gross profit as a percent of sales was 34.2%, compared to 36.5% for the same period the prior year, and for the six months, our gross profit as a percent of sales was 33.4%, compared to 36.5% for the same period a year ago. The percentage decreases can also be mainly attributed to more aggressive pricing and increased product costs.

Our general and administrative expenses as a percent of sales were 9.6% for the quarter, compared to 9.4% for the same period a year ago, and for the six months it was 8.9%, compared to 8.8% for the six months the prior year.

For the quarter we spent $7.9 million in advertising, compared to $8.6 million for the same quarter the prior year. For the six months we spent $18.0 million in advertising, compared to $17.4 million a year ago. The advertising cost of acquiring a customer was $43 for the quarter, compared to $46 for the same quarter the prior year. For the six months it was $44, compared to $43 for the same period a year ago.

We had $47.1 million in cash and cash equivalents, $10.3 million in short-term investments, $2.7 million in long-term auction rate securities investments, and $19.1 million in inventory with no debt as of September 30, 2011.  Net cash from operations for the six months was $16.2 million. Capital expenditures for the six months were approximately $160,000.

In accordance with our share repurchase program, we repurchased approximately 894,000 shares, paying approximately $9.1 million during the quarter, and we repurchased approximately two million shares paying approximately $22.6 million in the six months.

This ends the financial review. Operator, we are ready to take questions.

Coordinator:

Thank you very much and we will now begin the question-and-answer session. If you’d like to ask a question, please press star then 1. Please un-mute your phone and record your name clearly when prompted. Your name is required to introduce your question. One moment, please.  Our first request is from Kevin Ellich of Piper Jaffray. Your line is now open.

Kevin Ellich:

Good morning. Thanks for taking the questions. I have a few questions here. Regarding the lower margins, or better margins, did spot rate advertising rates change during the quarter or did you just pull back on the spending? And then going forward, do you plan to keep spending levels for advertising at the current run rate or what’s your view on how the spot rate market’s going to change over the next few quarters?

Mendo Akdag:

The reason we spent less in advertising was we did not like the response that we were getting from our then-creative and that’s the main reason. We intend to spend more dollars in advertising going forward than the prior year.

Kevin Ellich:

Okay, and then, what’s your primary uses of your discretionary capital going forward? Will you continue buy back stock? Where are you at with the share buyback authorization?

Mendo Akdag:

I think as of September 30 we had about $15.0 million remaining in our stock buyback plan, and we also pay dividends quarterly.

Kevin Ellich:

So, you’ll just continue to pay the dividend and buy back stock? Is that the plan?

Mendo Akdag:

At this time, yes.

Exhibit 99.1 Page 2 of 6

Kevin Ellich:

Got it, and then, what’s your outlook on the competitive landscape? Are you seeing much in terms of increased competition or is it pretty much the same?

Mendo Akdag:

It’s - what happened is generic Frontline was entered into the market, introduced to the market I should say, and that added additional competition, which we did not participate in the generic market in an active - actively, which hurt our quarterly numbers.

Kevin Ellich:

Sure, and then the last question is the average order size of $76, you know down about 4% year-over-year, do you expect that come back to normalized levels or what do you think is going to happen on that front?

Mendo Akdag:

Well, next year the comparison will be easier. As you know we reduced our flea and tick product pricing this year, which is causing the drop in the average order size.

Kevin Ellich:

Excellent. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Our next request is from Michael Kupinski of Noble Financial. Your line is now open.

Michael Kupinski:

Hey. I was wondering if you can just chat a little bit about the advertising environment right now, especially for the remnant TV space heading into this quarter, first. Let’s start there.

Mendo Akdag:

It’s - we were able to clear, so there’s no problem for us running commercials, but usually fourth quarter, as you know, it’s our off peak season, so - at this time we are clearing what we are intending to clear.

Michael Kupinski:

And can you just talk a little bit about the pricing environment? I know that some of the scatter prices are starting to come down a little bit, what are your thoughts about that?

Mendo Akdag:

The pricing actually is better than last year at this time.

Michael Kupinski:

And in terms of, you know, the creative, I know you’ve changed the creative, what are the - what are your thoughts about the current creative?

Mendo Akdag:

We’ve been running the current creative about three weeks now and it’s performing better, so we are cautiously optimistic.

Michael Kupinski:

And in terms of the fact that you had lower advertising in the last quarter, how do you think - typically do you need to kind of stay in front of your - the customers? Do you think that that might affect the fact - the lower amount of advertising might affect your reorder sales going into the next quarter?

Mendo Akdag:

The reason - the reorders, I don’t think it will impact the reorders.  I mean, our sales are advertising- driven, so - but the reason we advertise on TV is to actually to acquire new customers. I’m sure it helps reorders too, but the main purpose of it is to acquire new customers.

Michael Kupinski:

And do you have any thoughts on - to staying in front your new customers given that you were kind of low - spending a little - spending at a lower volume going into the quarter then?

Mendo Akdag:

It boils down to our - if our advertising is more effective we’ll spend more money and we’ll be more aggressive. And currently that’s the case, but in the September quarter we didn’t like the response that we were getting that’s why we were not as aggressive.

Michael Kupinski:

And in terms of going into the fourth quarter then, you said that you anticipated spending more, is that on a sequential basis or are you talking year-over-year?

Mendo Akdag:

Year-over-year.

Michael Kupinski:

Okay. All right, thank you very much.

Mendo Akdag:

You’re welcome.

Exhibit 99.1 Page 3 of 6

Coordinator:

Thank you. Our next request now is from Anthony Lebiedzinski of Sidoti & Company. Your line is open.

Anthony Lebiedzinski:

Good morning. My first question...

Mendo Akdag:

Good morning.

Anthony Lebiedzinski:

On the gross margin, while down certainly from last year, it did improve sequentially from the June quarter. What would you say is the biggest reason for that sequential improvement in the gross margins?

Mendo Akdag:

Product mix was different. We had more prescription business and less OTC business.

Anthony Lebiedzinski:

And right now, where is your prescription business running as a percent of total revenue?

Mendo Akdag:

We’re not going to disclose that quarterly.

Anthony Lebiedzinski:

Okay, and just - so looking at the advertising strategy going forward a little bit longer-term, are you still going to do mostly TV advertising, and also you know next year we do have the Olympics and also the Presidential Election, so what are your thoughts on sort of longer-term as to how you think about the advertising strategy, going forward?

Mendo Akdag:

We may shift some advertising to on-line. We are testing several ways to do that and if the television advertising gets tight around that space we’ll likely shift the dollars to online advertising.

Anthony Lebiedzinski:

And what are the - the pricing that you’re seeing online advertising, how - what are you seeing now versus a year ago and can you give us comments on that?

Mendo Akdag:

It depends. The paid search is higher, the cost is higher on paid search, but other advertising actually there are some remnant space availabilities now, so it depends.

Anthony Lebiedzinski:

Okay, and last quick question on the pet supplies initiative, can you talk about like what you’ve seen there? Any sort of anecdotal commentary about the - that will - that would help certainly.

Mendo Akdag:

We continue to grow the pet supply business, so we need - we’ll continue to expand the product offerings to take advantage of that going forward.

Anthony Lebiedzinski:

All right, thanks.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next request is from Mitch Bartlett of Craig-Hallum. Your line is now open.

Mitchell Bartlett:

Thank you. You talked about you’re now clearing everything you want to clear, but in the last quarter you curtailed advertising because it didn’t meet your requirements. Could you just expand on that? What are you intending there?

Mendo Akdag:

Well, the September quarter - what’s important is - just in general is the effectiveness of the advertising more than how much dollars we are spending. So, we didn’t like the effectiveness of the advertising, the response we were getting first part of the September quarter. That’s why we were not aggressive and that’s why we did not spend as much as we intended to.  And in October, that picture changed. We don’t know, obviously, what’s going to happen in November and December, but we intend to spend more money in the quarter that we are in.

Mitchell Bartlett:

Than you did a year ago or...

Mendo Akdag:

Yes...

Mitchell Bartlett:

for the full-year?

Mendo Akdag:

than we did a year ago. I’m not comparing it to September quarter.

Exhibit 99.1 Page 4 of 6

Mitchell Bartlett:

Okay. And then for the full-year, might you spend more than you did for the full-year last year?

Mendo Akdag:

We intend to, yes.

Mitchell Bartlett:

Okay. How do you view your pricing right now, specifically as to flea and tick, vis-à-vis the rest of the online players, especially with regard maybe you can comment on whether you see Wag.com as a potential large entry or not.

Mendo Akdag:

We are very competitive price-wise and Wag.com is going to sell pet supplies. I’m sure they will probably participate also in the OTC pet medications, but time will show.

Mitchell Bartlett:

So, if we were to look out a year you don’t see any major changes in pricing strategy or anything changing your kind of overall mix of pricing right now?

Mendo Akdag:

All I can tell you is we’ll be competitive, and currently we are competitive, so...

Mitchell Bartlett:

Good. Thank you.

Coordinator:

Thank you very much. Our next request now, from Edward Woo of Wedbush Securities. Your line is open, sir.

Edward Woo:

Thanks, can you just tell us what the new order sales for the quarter was again?

Mendo Akdag:

Yes, the new order sales were $12.7 million for the quarter.

Edward Woo:

Okay. And then, the other question I had is, did gross margin change on the prescription side of the business, and is that business typically higher margin than your OTC business?

Mendo Akdag:

Yes, it is higher margin.

Edward Woo:

And did margins change in the quarter for that business?

Mendo Akdag:

Not for the quarter, just the product mix was different, so we had more prescription business than last year same quarter.

Edward Woo:

Okay. And then, my last question is, you know obviously we saw Frontline you know impacting your business when they came out with generic, are there any other products that you guys have that is, you know, possibly in the same position where you may see generics coming out soon?

Mendo Akdag:

We’re not anticipating anything soon on any big brands, and we intend to participate on the generic Frontline market, which we did not actively do that.

Edward Woo:

Okay. Thank you and good luck.

Mendo Akdag:

Thank you.

Coordinator:

Again, if you would like to ask a question, please press star then 1, un-mute your phone, and record your name clearly when prompted.  Our next request now is from Ross Taylor of C.L. King and your line is open.

Ross Taylor:

I just have two questions. I just wondered if you could elaborate on your Frontline, you know, generic strategy at all? I mean, I imagine this is going to be a, you know, product with the 1-800, you know, PETMEDS brand, you know, on it, but just wanted to clarify, you know, that as well as the timing of when these might be introduced?

Ross Taylor

And then, my other question relates to, you know, the advertising spend. I mean, would you envision over the next couple quarters that your acquisition cost per customer, you know, kind of hovers in that $43 to $45 range where it’s been for the last six months?

Exhibit 99.1 Page 5 of 6

Mendo Akdag:

As far as the generic Frontline is concerned, all I can tell you is that we will fully participate in the generic markets making the consumer aware that we carry the generics. But as far as specifics, I’m not going to get into it due to competitive reasons.  As far as acquisition cost of new customers, I don’t know at this time, so I would go - if I were you I would just go with the average for the last six months or so.

Ross Taylor:

Okay, that’s helpful color. Thank you.

Coordinator:

Thank you. Our next request from Kevin Ellich, Piper Jaffray, your line is open.

Kevin Ellich:

Thanks. I just had a quick follow-up on the gross margin comment. You said that it was due to product mix, more OTC, and prescriptions were down, what do you think is causing that. Is that more of a...

Mendo Akdag:

It’s the other way around; less OTC, more prescription is what I said.

Kevin Ellich:

More prescription...

Mendo Akdag:

Yes.

Kevin Ellich:

oh, which is why the margins are even better, got it. Okay.

Mendo Akdag:

That is correct, yes.

Kevin Ellich:

Excellent. Thanks.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. We have time for one more request. Mitch Bartlett of Craig-Hallum your line is open at this time.

Mitchell Bartlett:

Just wanted to ask a follow-up on the generics. You’ll fully participate, how important are generics to flea and tick to the overall sales of the company do you think going forward? They’ve…now, but, you know...

Mendo Akdag:

Well…the generics captured more market share than what we anticipated and they’ve only been in the market for the last five months, I think. So, since they captured more market share, obviously it’s in our best interest to fully participate in it.

Mitchell Bartlett:

Great.

Mendo Akdag:

And it has higher margins too. Generic products have much higher margins.

Mitchell Bartlett:

Much higher?

Mendo Akdag:

Yes.

Mitchell Bartlett:

Very good. Thank you.

Mendo Akdag:

You’re welcome.

Mendo Akdag:

Thank you. To address the decrease in sales and profits we intend to fully participate in the generic flea and tick market, and revise our marketing to improve effectiveness in the current environment.  This wraps up today’s conference call. Thank you for joining us.  Operator, this ends the conference call.

Exhibit 99.1 Page 6 of 6